Exhibit 24.1

Special Limited Power Of Attorney

The undersigned, Michael Larson, pursuant to lawfully granted authority by the Co-Trustees (the “Co-Trustees”) of the Bill & Melinda Gates Foundation Trust (the “Trust”) hereby appoints Laurie A. Smiley with full power to act as attorney-in-fact, on behalf of the Co-Trustees and in the Co-Trustees’ name, place and stead, to execute, acknowledge, deliver and/or file with the Securities and Exchange Commission any documents or filings and any amendments thereto made by or on behalf of the Trust or the Co-Trustees in respect of any Berkshire Hathaway Inc. securities held by the Trust, directly, indirectly or beneficially, pursuant to Section 16 of the Securities Exchange Act of 1934, including Forms 3, 4 and 5. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity, is not assuming any of the Trust’s or the Co-Trustees’ responsibilities to comply with such laws.

This Special Limited Power of Attorney shall remain in full force and effect with respect to the foregoing attorney-in-fact until withdrawn by the undersigned or the Co-Trustees of the Trust by written notice to such attorney-in-fact.

Nothing herein is intended to destroy or alter the rights of the undersigned to also act as attorney-in-fact for the Co-Trustees of the Trust under any Power of Attorney separately granted to the undersigned by the Co-Trustees of the Trust or to appoint others to act as attorney-in-fact for the Co-Trustees of the Trust or to destroy or alter any such rights previously granted.

IN WITNESS WHEREOF, the undersigned has caused this Special Limited Power of Attorney to be executed as of this 12th day of June, 2009.

/s/ Michael Larson
Michael Larson

State of Washington	)
) ss
County of King	)

I certify that I know or have satisfactory evidence that Michael Larson is the person who appeared before me, and said person acknowledged that he signed this instrument as his free and voluntary act for the uses and purposes mentioned in the instrument.

Dated:  June 12, 2009

/s/ Christine Welch
Christine Welch
Notary Public
My commission expires: 2/19/2013